Exhibit 99.1
News Release
Monday, February 27, 2023
Peter Clare to Retire from Carlyle and as a Member of the Board of Directors after 31 years at the Firm
Sandra Horbach and Brian Bernasek to Become Co-Heads of Americas Corporate Private Equity
Washington, D.C. and New York, NY – Global investment firm Carlyle (NASDAQ: CG) today announced that Peter Clare, Chief Investment Officer of Corporate Private Equity and Chairman of the Americas, will retire from the firm effective April 30, 2023. He also is stepping down from his role as a member of the Carlyle Board of Directors, effective immediately. Mr. Clare will assist in a smooth and orderly transition in the coming weeks.
Sandra Horbach and Brian Bernasek, Co-Heads of Carlyle’s US Buyout and Growth platform, will assume the role of Co-Heads of the Americas to oversee the firm’s private equity business across the region, in addition to their current responsibilities, effective immediately. Globally, Corporate Private Equity will continue to operate by region with current heads across US, Europe, and Asia working in close coordination to capture significant opportunities around the world.
Carlyle Co-Chairmen, Bill Conway and David Rubenstein, said, “We are enormously grateful for Pete’s significant contributions to the firm over multiple decades and his decision to retire ends an exceptional career at Carlyle. He played a pivotal role in the growth of our corporate private equity business and has served as a careful steward of our investors’ capital in all investment environments. He embodies the Carlyle mission which is to invest wisely and create value for all of our stakeholders and leaves a lasting impact on the firm. We wish him and his entire family well in his retirement.”
Having joined the firm in 1992, Mr. Clare has held a number of senior leadership roles across the Corporate Private Equity business. From 1999 to 2001, Mr. Clare was based in Hong Kong and was a founding member of the Asia Buyout team. From 2004 to 2011, he served as the Global Head of the Aerospace & Government Services sector team. Subsequently, he served as the Co-Head of the US Buyout and Growth team from 2011 to 2020. In 2018, he became Co-Chief Investment Officer and in 2021 he was named Chief Investment Officer of Corporate Private Equity and Chairman of the Americas. He was elected to Carlyle’s Board of Directors in 2018.
Peter Clare said, “It has been a true honor to have been a part of this world-class firm and brand from the very beginning. Carlyle has an incredibly bright future, and I am grateful to have worked alongside so many outstanding colleagues to create long-term value for our investors. I want to say thank you to the entire Private Equity team who have been great partners and to the founders of Carlyle for giving me the opportunity to join them in building this firm.”
Carlyle’s Corporate Private Equity business has doubled its assets under management in the last six years and totals $105 billion at December 31, 2022. The platform, which includes flagship regional funds across the U.S., Europe, and Asia as well as sector-specific strategies, combines deep local expertise with the firm’s global scale and resources.
About Sandra Horbach
Sandra Horbach is a Partner and Co-Head of Americas Corporate Private Equity at Carlyle where she oversees the firm’s four largest private equity funds. Carlyle's Americas Corporate Private Equity business has $65 billion in assets under management. Under Ms. Horbach’s leadership of US Buyout & Growth, the team has invested more than $35 billion over eight years.
Throughout her career, Ms. Horbach has led private equity teams across industries ranging from consumer, industrials, healthcare, aerospace and government services, technology and financial services. Today, she oversees all industry verticals in North America after joining Carlyle in 2005 to launch and build the Consumer & Retail Team. Ms. Horbach has led many of Carlyle’s most successful consumer investments, including Dunkin’ Brands, Beats Electronics, Philosophy, The Bountiful Company, CVC Brasil, and Vogue International. She is a founding member of Carlyle’s Diversity, Equity and Inclusion Council and has been a leader in championing diversity in the private equity industry.
Prior to joining Carlyle, Ms. Horbach spent 18 years at the private equity firm Forstmann Little. In 1992, she became the first woman to be named a partner at a major private equity firm. Prior to Forstmann Little, Ms. Horbach spent two years in the M&A department of Morgan Stanley. She earned her MBA from Stanford University and her BA in Chinese Studies from Wellesley College, where she graduated Phi Beta Kappa and summa cum laude. She studied at Fudan University in Shanghai in 1980 and at the National University of Taipei in 1983.
Over the course of her career, Ms. Horbach has served on many corporate and non-profit boards. She currently serves as a director on the Board at Hexaware, and as a Trustee at Rockefeller University and Wellesley College. Ms. Horbach was a member of Stanford’s Graduate School of Business Advisory Council for 15 years, including serving as Chair for four years. Ms. Horbach has been included in the Barron’s 100 Most Powerful Women in Finance list since inception and the Yahoo! Finance HERoes Top 100 Women Executives List in 2020 and 2021.
About Brian Bernasek
Brian A. Bernasek is a Partner and Co-Head of Americas Corporate Private Equity at Carlyle where he oversees Carlyle’s four largest private equity funds. Carlyle's Americas Corporate Private Equity business has $65 billion in assets under management. Under his leadership, Carlyle’s platform continues to execute on diversified investments spanning industries, geographies, and strategies.
As Co-Head of US Buyout and Growth, which he assumed in 2021, Mr. Bernasek has played an integral role in driving deeper coordination across multiple investment sector teams and further developing an integrated buyout and growth investment strategy across the platform.
Prior to becoming Co-Head of US Buyout and Growth, Mr. Bernasek was Head of the Global Industrial team at Carlyle. Since inception, Carlyle's Global Industrial team has invested more than $31 billion of equity in over 120 transactions, across subsectors and geographies. Mr. Bernasek oversaw some of Carlyle’s most successful investments, including Allison Transmission, Atotech, and Signode Industrial Group. He serves on several firm investment committees and as the Diversity, Equity & Inclusion lead for Americas Corporate Private Equity.
Mr. Bernasek joined Carlyle in 2000 and previously held positions in New York with Investcorp International, a private equity firm, and Morgan Stanley & Co., in its Investment Banking Division.
Mr. Bernasek has served as a director on the board of several Carlyle investments, including Allison Transmission, Inc., Atotech BV, HD Supply, Inc., The Hertz Corporation, Novolex and Signode Industrial Group. He currently serves as a director on the Board of Nouryon and ManTech International. He is also a past Chairman of the Board of Directors of the Washington Jesuit Academy.

Mr. Bernasek is a graduate of the University of Notre Dame and received his M.B.A. from Harvard Business School.
About Carlyle
Carlyle (NASDAQ: CG) is a global investment firm with deep industry expertise that deploys private capital across three business segments: Global Private Equity, Global Credit and Global Investment Solutions. With $373 billion of assets under management as of December 31, 2022, Carlyle’s purpose is to invest wisely and create value on behalf of its investors, portfolio companies and the communities in which we live and invest. Carlyle employs more than 2,100 people in 29 offices across five continents.
Further information is available at www.carlyle.com. Follow Carlyle on Twitter @OneCarlyle.
Media
Leigh Farris
+1 (212) 813-4815
leigh.farris@carlyle.com
Public Market Investor Relations
Daniel Harris
+1 (212) 813-4527
daniel.harris@carlyle.com
Forward-looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our expectations, estimates, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions and statements that are not historical facts. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements and those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 9, 2023, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. This release does not constitute an offer for any Carlyle fund.